SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 29, 2008, Thornburg Mortgage, Inc. (the “Company”) received a letter from the New York Stock Exchange (the “NYSE”), stating that the Company is not in compliance with the NYSE’s continued listing criteria under Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock has been less than $1.00 for 30 consecutive trading days.

To cure this deficiency, the Company’s common stock must regain a $1.00 share price and a $1.00 average share price over 30 consecutive trading days within six months from the receipt of the notice. If the Company has not cured the deficiency within six months, the common stock will be subject to suspension and delisting procedures. The Company intends to cure this deficiency by implementing a reverse stock split. Shareholder approval of the reverse stock split is not required. The terms and the effective date of the stock split have not yet been determined. In accordance with Section 802.01C, on June 2, 2008, the Company notified the NYSE of its intent to cure this deficiency. As also required by Section 802.01C, on June 2, 2008, the Company issued a press release related to the matter described herein as well as other matters described in Item 7.01 below (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On June 2, 2008, the Company sent a letter to the subscribers for the Company’s Senior Subordinated Secured Notes due 2015 issued in connection with the Company’s March 31, 2008 financing transaction (the “Financing Transaction”) requesting a 90-day extension of the term of the escrow agreement (the “Subscriber Letter”). The escrowed funds are intended to be used to partially fund the cash consideration for the tender offer for the Company’s preferred stock, which has been delayed due to the delay in filing the Company’s Quarterly Report on Form 10-Q for the first quarter of 2008. The Company currently estimates that it will file the Form 10-Q, issue an earnings press release and schedule a conference call to discuss the first quarter’s results by June 12, 2008. A copy of the Subscriber Letter is attached hereto as Exhibit 99.2.

The Press Release referred to in Item 3.01 above is attached hereto as Exhibit 99.1. The Press Release also discusses the matters contained in the Subscriber Letter.

The Subscriber Letter and the Press Release are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed or furnished pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document.

The Subscriber Letter and the Press Release include forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations, estimates and projections, and are not guarantees of future performance, events or results. The words “believe,” “anticipate,” “intend,” “aim,” “expect,” “will,” “strive,” “target,” “project,” “have confidence” and similar words identify forward-looking statements. These forward looking statements include those related to the timing of the Company’s ability to file its Form 10-Q and expectations with respect to a substantial net loss for the first quarter of 2008. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstance due to a number of factors, including but not limited to: the impact of the accounting for the March 31, 2008 financing transaction and the Override Agreement; potential delays in the completion of the financial reporting work by the Company and the completion of the first quarter review by its outside auditors; general economic conditions; ongoing volatility in the mortgage and mortgage-backed securities industry; the Company’s ability to meet the ongoing conditions of the Override Agreement; the Company’s ability to obtain shareholder approval of an increase in the number of authorized shares of capital stock; the Company’s ability to complete the tender offer for its outstanding preferred stock; market prices for mortgage securities, interest rates, the availability of ARM securities and loans for acquisition and other risk factors discussed in the Company’s SEC reports, including its most recent annual report on Form 10-K/A, its Proxy Statement for its Annual Meeting to be held on June 12, 2008 and its Registration Statement on Form S-3. These forward-looking statements speak only as of the date on which they are made and except as required by law, the Company does not intend to update such statements to reflect events or circumstances arising after such date.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Name of Exhibit

99.1	Press Release of Thornburg Mortgage, Inc. dated June 2, 2008.
99.2	Letter to subscribers participating in the financing transaction of Thornburg Mortgage, Inc. dated June 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: June 2, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

99.1	Press Release of Thornburg Mortgage, Inc. dated June 2, 2008.

99.2	Letter to subscribers participating in the financing transaction of Thornburg Mortgage, Inc. dated June 2, 2008.